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                                                                    EXHIBIT 4.10

                                 SENIOR NOTE


THE SALE, TRANSFER, ASSIGNMENT, PLEDGE OR HYPOTHECATION OF THIS SENIOR
NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED. THIS SENIOR NOTE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS SUCH TRANSACTION IS DULY REGISTERED UNDER THE ACT OR UNLESS SUCH TRANSACTION IS EXEMPT FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT. ALSO, THIS SENIOR NOTE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS SUCH TRANSACTION IS DULY REGISTERED OR IS EXEMPT FROM SUCH REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS.


NO. 3                                                          PRINCIPAL AMOUNT
CUSIP NO. 26876#AC6                                              $50,000,000.00


                      EOP OPERATING LIMITED PARTNERSHIP

               7.44% Senior Note due 2006 (the "Senior Note")


     EOP Operating Limited Partnership, a Delaware limited partnership (the "Issuer," which term includes any successor under the indenture hereinafter referred to), for value received, hereby promises to pay to Teachers Insurance and Annuity Association of America or registered assigns, the principal sum of Fifty Million Dollars on September 1, 2006 (the "Maturity Date"), and to pay interest thereon (a) from September 3, 1997 (or from the most recent Interest Payment Date to which interest has been paid or duly provided for), semiannually on March 1 and September 1, of each year (each, an "Interest Payment Date"), commencing on March 1, 1998, and on the Maturity Date, at the rate of 7.44% per annum, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the note purchase agreement hereinafter referred to) payable as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate (as defined in the note purchase agreement hereinafter referred to), in each case, until payment of said principal sum has been made or fully provided for.

     The interest so payable and punctually paid or duly provided for on any Interest Payment Date and on the Maturity Date will be paid to the holder in whose name this Senior Note (or one or more predecessor Senior Notes) is registered at the close of business on the "Record Date" for such payment, which will be 15 calendar days (regardless of whether such day is a Business Day (as defined below)) next preceding such Interest Payment Date or the




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Maturity Date, as the case may be.  Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such Record Date, and shall be paid to the holder in whose name this Senior
Note (or one or more predecessor Senior Notes) is registered at the close of business on a subsequent record date for the payment of such defaulted interest (which shall be not less than five Business Days (as defined below) prior to the date of the payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the registered holder of this Senior Note (or one or more predecessor Senior Notes) not less than 15 days preceding such subsequent record date. Interest on this Senior Note will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Except as otherwise agreed to in writing among the initial registered holder of this Senior Note, the trustee under the indenture hereinafter referred to and the Issuer, the principal of this Senior Note payable on the Maturity Date will be paid against presentation and surrender of this Senior Note at the office or agency of the Issuer maintained for that purpose in The Borough of Manhattan, The City of New York. The Issuer hereby initially designates the Corporate Trust Office of the trustee in the Borough of Manhattan, The City of New York as the office to be maintained by it where Senior Notes may be presented for payment and the Corporate Trust Office of the trustee in Boston, Massachusetts as the office to be maintained by it where Senior Notes may be presented for registration of transfer or exchange and where notices or demands to or upon the Issuer in respect of the Senior Note or in the indenture hereinafter referred to may be served.

     Interest payable on this Senior Note on any Interest Payment Date and on the Maturity Date, as the case may be, will be the amount of interest accrued from and including the immediately preceding Interest Payment Date (or from and including September 3, 1997 in the case of the initial Interest Payment Date) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. If any Interest Payment Date other than the Maturity Date would otherwise be a day that is not a Business Day (as defined below), such Interest Payment Date will be postponed to the succeeding Business Day. If the Maturity Date falls on a day that is not a Business Day, principal and interest payable on the Maturity Date will be paid on the succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after the Maturity Date. "Business Day" means any day, other than a Saturday or Sunday or other day on which banking institutions in The City of New York, New York or Boston, Massachusetts are authorized or required by law, regulation or executive order to close.

     Payments of principal and interest in respect of this Senior Note will be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.



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     Reference is made to the further provisions of this Senior Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Senior Note shall not be entitled to the benefits of the indenture hereinafter referred to or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the trustee under such indenture.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually or by facsimile by its duly authorized officers.

Dated: September 3, 1997

                                      EOP OPERATING LIMITED PARTNERSHIP,
                                      as Issuer

                                      By: EQUITY OFFICE PROPERTIES TRUST, its
                                          managing general partner


Attest: /s/ Stanley M. Stevens        By: /s/ Timothy H. Callahan
       ----------------------            ---------------------------------------

                                      Name: Timothy H. Callahan
                                           -------------------------------------

                                      Its: President and Chief Executive Officer
                                          --------------------------------------



                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Securities of the series designated herein referred to in the within-mentioned indenture.

                                      STATE STREET BANK AND TRUST COMPANY


                                      By: /s/ Donald E. Smith
                                         ---------------------------------------
                                         Authorized Officer




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                          [REVERSE OF SENIOR NOTE]

                      EOP OPERATING LIMITED PARTNERSHIP

                         7.44% Senior Notes due 2006



     This Senior Note is one of a duly authorized issue of debentures, notes, bonds, or other evidences of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to (i) an Indenture dated as of September 2, 1997 (herein called the "Indenture"), duly executed and delivered by the Issuer to State Street Bank and Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Senior Note is a part), (ii) a Note Purchase Agreement dated September 2, 1997 (herein called the "Note Purchase Agreement"), duly executed and delivered by the Issuer to the initial holder of this Senior Note, and (iii) an Officer's Certificate dated the date hereof (the "Officer's Certificate"), duly executed by authorized officers of the Issuer, pursuant to
Section 301 of the Indenture, to which Note Purchase Agreement, Officer's Certificate and Indenture and all Indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Issuer, and the holders of the series of Securities of which this Senior Note is a part, and of the terms upon which this Senior Note is, and is to be, authenticated and delivered. Securities of the Issuer may be issued under the Indenture in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture. This Senior Note is one of a series of Senior Notes issued pursuant to the Indenture and offered pursuant to the Note Purchase Agreement and designated as the 7.24%-7.44% Senior Notes due 2004-2007, Tranches A-D, limited in aggregate principal amount to $180,000,000.

     In case an Event of Default with respect to the Senior Notes shall have occurred and be continuing, the principal hereof and Make-Whole Amount, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture and the Note Purchase Agreement.

     The Issuer may redeem the Senior Notes comprising the series of securities under the Indenture referred to above (the "Series A Senior Notes"), at any time in whole or from time to time in part, at the election of the Issuer, at a redemption price equal to the sum of (i) the principal amount of the Series A Senior Notes being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Series A


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Senior Notes (the "Redemption Price") on the terms specified in the Indenture and the Note Purchase Agreement. Notice of any optional redemption of any Series A Senior Notes will be given to holders at their addresses, as shown in the Security Register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Series A Senior Notes held by such holder to be redeemed.

     The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the holders of not less than a majority of the aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as provided in the Indenture, to execute supplemental Indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental Indenture or modifying in any manner the rights of the holders of the Securities of such series; provided, however, that no such supplemental Indenture shall, without the consent of the holder of each Security so affected, (i) change the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or impair or affect the rights of any holder to institute suit for the payment on any Security, or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental Indenture, or (iii) reduce the percentage of Securities, the Holders of which are required to consent to any waiver of compliance with certain provisions of the Indenture or any waiver of certain defaults thereunder. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, the holders of a majority in aggregate principal amount outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all series of Securities) may on behalf of the holders of all the Securities of such series (or all of the Securities, as the case may be) waive any such past default or Event of Default and its consequences, prior to any declaration accelerating the maturity of such Securities; or, subject to certain conditions, may rescind a declaration of acceleration and its consequences with respect to such Securities. Any such consent or waiver by the holder of this Senior Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Senior Note and any Senior Notes that may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Senior Note or such other Senior Notes.

     No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any Make-Whole Amount and interest on this Senior Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

     This Senior Note is issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. Series A Senior Notes may be exchanged for a like aggregate principal amount of Series A Senior Notes of other authorized denominations at the Corporate Trust Office in Boston, Massachusetts, in the manner and subject to the limitations


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provided in the Indenture, but without the payment of any service charge except for any tax or other governmental charge imposed in connection therewith.

     Upon due presentment for registration of transfer of this Senior Note at the Corporate Trust Office in Boston, Massachusetts, a new Senior Note or Senior Notes of the same series of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Issuer, the Trustee, and any authorized agent of the Issuer or the Trustee may deem and treat the Person in whose name this Senior Note is registered as the absolute owner of this Senior Note (whether or not this Senior Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of, or on account of, the principal hereof and Make-Whole Amount, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

     The Indenture, the Note Purchase Agreement and this Senior Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such state, except as may otherwise be required by mandatory provisions of law.

     Terms used herein that are defined in the Indenture or the Note Purchase Agreement shall have the respective meanings assigned thereto in the Indenture or the Note Purchase Agreement, unless otherwise defined herein.


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